                                                                      EXHBIT 2.3

                     CERTIFICATE OF MERGER / CONSOLIDATION
                  FOR USE BY DOMESTIC OR FOREIGN CORPORATIONS

            (PLEASE READ INFORMATION AND INSTRUCTIONS ON LAST PAGE)

PURSUANT TO THE PROVISIONS OF ACT 284, PUBLIC ACTS OF 1972 (PROFIT CORPORATIONS), AND/OR ACT 162, PUBLIC ACTS OF 1982 (NONPROFIT CORPORATIONS), THE UNDERSIGNED CORPORATIONS EXECUTE THE FOLLOWING CERTIFICATE:


1.   THE PLAN OF MERGER (CONSOLIDATION) IS AS FOLLOWS:
      a. THE NAME OF EACH CONSTITUENT CORPORATION AND ITS IDENTIFICATION NUMBER IS:


             SUPPLY TECH, INC.                            304-556
             ----------------------------------------------------
             HARBINGER ACQUISITION CORPORATION II
             ----------------------------------------------------




      b. THE NAME OF THE SURVIVING (NEW) CORPORATION AND ITS IDENTIFICATION NUMBER IS:

             SUPPLY TECH, INC.                            304-556
             ----------------------------------------------------

      c.   FOR EACH CONSTITUENT STOCK CORPORATION, STATE:


                          DESIGNATION AND
                       NUMBER OF OUTSTANDING  INDICATE CLASS OR  INDICATE CLASS OR
                       SHARES IN EACH CLASS   SERIES OF SHARES    SERIES ENTITLED
 NAME OF CORPORATION         OR SERIES        ENTITLED TO VOTE   TO VOTE AS A CLASS

  Supply Tech, Inc.            8,757            Common Stock        Common Stock

Harbinger Acquisition
    Corporation II              500             Common Stock        Common Stock



IF THE NUMBER OF SHARES IS SUBJECT TO CHANGE PRIOR TO THE EFFECTIVE DATE OF THE MERGER OR CONSOLIDATION, THE MANNER IN WHICH THE CHANGE MAY OCCUR IS AS
FOLLOWS:

     N/A


      d.   FOR EACH CONSTITUENT NONSTOCK CORPORATION N/A
            (i) If it is organized on a membership basis, state (a) the name of the corporation, (b) a description of its members, and (c) the number, classification and voting rights of its members.

            (ii) If it is organized on a directorship basis, state (a) the name of the corporation, (b) a description of the organization of its board, and (c) the number, classification and voting rights of its directors.

      e. THE TERMS AND CONDITIONS OF THE PROPOSED MERGER (CONSOLIDATION), INCLUDING THE MANNER AND BASIS OF CONVERTING THE SHARES OF, OR MEMBERSHIP OR OTHER INTERESTS IN, EACH CONSTITUENT

         CORPORATION INTO SHARES, BONDS, OR OTHER SECURITIES OF, OR MEMBERSHIP OR OTHER INTEREST IN, THE SURVIVING (CONSOLIDATED) CORPORATION, OR INTO CASH OR OTHER CONSIDERATION, ARE AS FOLLOWS: Upon the filing of this Certificate and without any action on the part of the holders:

            1. Each issued and outstanding share of common stock of Supply Tech, Inc. shall be converted into 182.5967797 shares of validly issued, fully paid, and nonassessable shares of common stock of Harbinger Corporation, a Georgia corporation.
            2. Each issued and outstanding share of the common stock of Harbinger Acquisition Corporation II, a Georgia corporation, shall be converted into 1 share of validly issued, fully paid, and nonassessable share of common stock of Supply Tech, Inc.


      f. IF A CONSOLIDATION, THE ARTICLES OF INCORPORATION OF THE CONSOLIDATED CORPORATION ARE ATTACHED TO THIS CERTIFICATE AND ARE INCORPORATED HEREIN. IF A MERGER, THE AMENDMENTS TO THE ARTICLES, OR A RESTATEMENT OF THE ARTICLES, OF THE SURVIVING CORPORATION TO BE EFFECTED BY THE MERGER ARE AS FOLLOWS:

           None.



      g.   OTHER PROVISIONS WITH RESPECT TO THE MERGER (CONSOLIDATION) ARE AS
           FOLLOWS:

            "the plan of merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation."


2.   (COMPLETE FOR ANY FOREIGN CORPORATION ONLY)
     THIS MERGER (CONSOLIDATION) IS PERMITTED BY THE LAWS OF THE STATE OF
      Georgia THE JURISDICTION UNDER WHICH Harbinger Acquisition Corporation II
                                               (name of foreign corporation)

     IS ORGANIZED AND THE PLAN OF MERGER (CONSOLIDATION) WAS ADOPTED AND APPROVED BY SUCH CORPORATION PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THAT JURISDICTION.


3. (COMPLETE ONLY IF AN EFFECTIVE DATE IS DESIRED OTHER THAN THE DATE OF FILING. THE DATE MUST BE NO MORE THAN 90 DAYS AFTER RECEIPT OF THIS DOCUMENT IN THIS OFFICE).

     THE MERGER (CONSOLIDATION) SHALL BE EFFECTIVE ON THE ________ DAY OF
      _______________, 19_____.


4.   (COMPLETE APPLICABLE SECTION FOR EACH CONSTITUENT CORPORATION)

      a. (FOR DOMESTIC PROFIT CORPORATIONS ONLY)
            THE PLAN OF MERGER WAS APPROVED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS OF ________________________________________________,
            WHICH HAS NOT COMMENCED BUSINESS, HAS NOT ISSUED ANY SHARES, AND HAS NOT ELECTED A BOARD OF DIRECTORS. (INCORPORATORS MUST SIGN ON THIS PAGE OF THE CERTIFICATE.)

      b. (FOR PROFIT CORPORATIONS INVOLVED IN A MERGER ONLY)
            THE PLAN OF MERGER WAS APPROVED BY THE BOARD OF DIRECTORS OF __________________________________________________________________,
            THE SURVIVING

            CORPORATION, WITHOUT THE APPROVAL OF THE SHAREHOLDERS OF THAT CORPORATION IN ACCORDANCE WITH SECTION 701 OF THE ACT.

      c. (FOR PROFIT CORPORATIONS ONLY)
            THE PLAN OF MERGER WAS ADOPTED BY THE BOARD OF DIRECTORS OF THE FOLLOWING CONSTITUENT CORPORATIONS:
            SUPPLY TECH, INC.
            HARBINGER ACQUISITION CORPORATION II
            AND WAS APPROVED BY THE SHAREHOLDERS OF THOSE CORPORATIONS IN ACCORDANCE WITH SECTION 703A.

      d. (FOR NONPROFIT CORPORATIONS ONLY)
            THE PLAN OF MERGER OR CONSOLIDATION WAS ADOPTED BY THE BOARD OF DIRECTORS
            (I)  (COMPLETE IF ORGANIZED UPON A STOCK OR MEMBERSHIP BASIS)
            OF _______________________________________________________________
            AND WAS APPROVED BY THE SHAREHOLDERS OR MEMBERS OF THAT CORPORATION IN ACCORDANCE WITH SECTIONS 701 AND 703(1) AND (2), OR
            (II)  (COMPLETE IF ORGANIZED UPON A DIRECTORSHIP BASIS)
            OF ________________________________________________________________
            IN ACCORDANCE WITH SECTION 703(E).

SIGN THIS AREA FOR ITEM 4(A).

       SIGNED THIS _________ DAY OF _____________________, 19____.


______________________________________         ______________________________________

______________________________________                   /s/ James C. Davis
                                               -----------------------------------------
SIGN THIS AREA FOR ITEMS 4(B), 4(C), OR 4(D).  JAMES C. DAVIS, PRESIDENT


                  SIGNED THIS 1ST DAY OF JANUARY, 1997.
                               SUPPLY TECH, INC.
                               ----------------
                             (NAME OF CORPORATION)
                  BY             /s/ Ted Annis
                    ----------------------------------------------------
                      (ONLY SIGNATURE OF:  PRESIDENT, VICE PRESIDENT,
                              CHAIRPERSON OR VICE-CHAIRPERSON)
                                  TED ANNIS, CEO/CHAIRMAN
                                  -----------------------
                              (TYPE OR PRINT PERSON AND TITLE)



                  SIGNED THIS 1ST DAY OF JANUARY, 1997.
                            HARBINGER ACQUISITION CORPORATION II
                                     (NAME OF CORPORATION)
                  BY              /s/ James C. Davis
                    ---------------------------------------------------
                      (ONLY SIGNATURE OF:  PRESIDENT, VICE PRESIDENT,
                              CHAIRPERSON OR VICE-CHAIRPERSON)
                                 JAMES C. DAVIS, PRESIDENT
                                 --------------------------
                              (TYPE OR PRINT PERSON AND TITLE)



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